Calculation of Filing Fee Tables
S-8
Ouster, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	457(a)	4,455,527	$ 19.31	$ 86,036,226.37	0.0001381	$ 11,881.60
Total Offering Amounts:						$ 86,036,226.37		$ 11,881.60
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,881.60
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Ouster, Inc. 2021 Incentive Award Plan (the "2021 Plan") and the Velodyne Lidar, Inc. 2020 Equity Incentive Plan (the "2020 Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Consists of (a) 3,265,507 shares of the Company's common stock ("Common Stock") that became issuable under the 2021 Plan pursuant to its terms and (b) 1,190,020 shares of the Company's Common Stock that became issuable under the 2020 Plan pursuant to its terms. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Global Select Market on February 26, 2026. (4) The Company does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A